Exhibit 10.5

RELEASE AND TERMINATION OF SECURITY AGREEMENTS

THIS RELEASE AND TERMINATAION OF SECURITY AGREEMENTS (the “Release and Termination”) dated February 8, 2024 is granted and entered into by MJ Acquisition Corp. in its capacity as the secured party (the “Secured Party”) under that certain Second Amended and Restated Security and Pledge Agreement dated as of November 15, 2023 (the “Security Agreement”) related to the issuance of a second amended and restated secured promissory note (the “Note”) by Akerna Corp., a Delaware corporation (the “Company”) in the name of the Secured Party.

RECITALS

WHEREAS, the Company is party to that certain Second Amended and Restated Securities Purchase Agreement, dated as of November 15, 2023 (as amended, restated, extended, replaced or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among the Company and the Secured Party, pursuant to which the Company sold the Note to the Secured Party (capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement).

WHEREAS, as security for the repayment of the Company’s obligations under the Notes, the Company and certain subsidiaries of the Company entered into the Security Agreement, that certain Second Amended and Restated Intellectual Property Security Agreement dated November 15, 2023 (the “Intellectual Property Security Agreement”) and a Second Amended and Restated Guaranty dated November 15, 2023 (the “Guaranty”) (in each case as the same may be amended, restated, extended, restructured, refinanced, replaced, supplemented or otherwise modified from time to time, collectively, the Securities Purchase Agreement, the Security Agreement, the Intellectual Property Security Agreement and the Guaranty, the “Senior Credit Agreements”) pursuant to which, among other things, the Company and its subsidiaries signatory thereto (the “Credit Parties’) agreed to secure their obligations arising under and related to the Securities Purchase Agreement and the Note by granting the Secured Party, a security interest on substantially all of the assets of the Company and its material subsidiaries, including, without limitation, a pledge by the Company of all of membership interests (the “Membership Interests”) of its wholly-owned subsidiary MJ Freeway LLC, a Colorado limited liability company (“MJF”) held by the Company and by granting the Secured Party a guaranty of the payment of the Company’s obligations under the Notes.

WHEREAS, the Company has entered into that certain Securities Purchase Agreement (“MJA SPA”) by and between the Company, Akerna Canada Ample Exchange Inc. and the Secured Party dated April 27, 2023, under which the Company will sell to the Secured Party all of the Membership Interests (the “Sale Transaction”).

WHEREAS, the Company, Gryphon Digital Mining, Inc. (“Gryphon”) and Akerna Merger Co., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger, dated January 27, 2023 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Gryphon (the “Merger”), with Gryphon surviving the Merger as a wholly owned subsidiary of the Company.

WHEREAS in connection with closing of the Sale Transaction, pursuant to the terms of the Note, the principal amount of the Note will be converted into shares of common stock of the Company (the “MJA Conversion Shares”) pursuant to the terms and conditions of the Note.

WHEREAS, in connection with the closing of the Merger and the Sale Transaction, the Company requires that the Secured Party release its security interests under the Senior Credit Agreements and terminate all such Senior Credit Agreements.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Release and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows

1. Release of Security Interest and Termination of Senior Credit Agreements. Effective as of the later of (the “Effective Time”) (a) the time the parties hereto shall have executed and delivered this Release and Termination and (b) the time the Secured Party shall have been assigned and transferred the Membership Interests and issued and delivered the MJA Conversion Shares to be issued and delivered to the Secured Party under the Notes, such assignment and delivery having been agreed to by the Secured Party as full and final payment of the Note, the Secured Party hereby (i) irrevocably and unconditionally releases and forever discharges, from and as of the date hereof, (A) its security interest (including any lien, claim or encumbrances related thereto) in the Credit Parties, (B) its security interest (including any lien, claim or encumbrances related thereto) in the Collateral (as defined in the Security Agreement and the IP Agreement) of the Credit Parties, (C) the obligations of the Credit Parties party to the Guaranty and (ii) agrees that each of the Senior Credit Agreements is hereby terminated and shall be of no further force and effect without the necessity of any further action on the part of the Credit Parties, the Secured Party or any other Person.

2. Additional Actions. Effective as of the Effective Time, and at all times thereafter upon request of the Company or Gryphon, the Secured party will take and execute, or cause to be taken and executed, all actions and further instruments reasonably necessary, at the expense of the Company, including but not limited to consenting to the Company or Gryphon filing UCC-3 amendment notices, to effect and give reasonable evidence to the terms of this Release and Termination.

3. Third Party Beneficiary. Gryphon is a third party beneficiary of the provisions set forth in this Release and Termination. Other than Gryphon, this Release and Termination are intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4. Fees and Expenses. Each party shall bear the cost of its own fees and expenses in relation to this Release.

5. No Material Information. On or before 8:30 a.m., New York City time, on the fourth (4t h) Business Day occurring after the Effective Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement as an exhibit to such filing (the “Agreement 8-K Filing”). On or before the first (1st) Business Day occurring after the fourteenth (14t h) calendar day following the Effective Date, the Company shall file a Current Report on Form 8-K describing any material, non-public information otherwise received by the Secured Party, as applicable, from the Company in the form required by the 1934 Act (the “Other 8-K Filing” and together with the Agreement 8-K Filing, the “8-K Filings”). From and after the filing of the 8-K Filings with the SEC, the Secured Party shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filings. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the Secured Party and/or any of their affiliates on the other hand, will terminate as of the date of filing of the Other 8-K Filing and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide the Secured Party with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date of the Other 8-K Filing without the express prior written consent of the Secured Party. The Company understands and confirms that the Secured Party will rely on the foregoing representations in effecting transactions in securities of the Company.

6. Counterparts. This Release and Termination may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8. No Strict Construction. The language used in this Release and Termination will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9. Headings. The headings of this Release and Termination are for convenience of reference and shall not form part of, or affect the interpretation of, this Release and Termination.

10. Severability. If any provision of this Release and Termination is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Release and Termination so long as this Release and Termination as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. Amendments. No provision of this Release and Termination may be amended other than by an instrument in writing signed by the Company and the Secured Party.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Release and Termination and the consummation of the transactions contemplated hereby.

13. Successors and Assigns. This Release and Termination shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

14. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Release and Termination shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Release and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS RELEASE OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the Secured Party and the Company have caused their respective signature page to this Release and Termination to be duly executed as of the date first written above.

COMPANY:

AKERNA CORP.

By:	/s/ Jessica Billingsley
	Name:	Jessica Billingsley
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Secured Party and the Company have caused their respective signature page to this Release to be duly executed as of the date first written above.

SECURED PARTY:

MJ ACQUISITION CORP

By:	/s/ Scott Ogur
	Name:	Scott Ogur
	Title:	Authorized Signatory